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PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF PERCLOSE, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Perclose, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of
Stockholders and Proxy Statement/Prospectus, each dated         , 1999, and
hereby appoints Henry A. Plain, Jr. and Kenneth E. Ludlum, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the
Special Meeting of Stockholders of the Company to be held on         , 1999, at
8:00 a.m., local time, at the Company's executive offices located at 400 Saginaw Drive, Redwood City, California 94063 and at any postponement or adjournment thereof, and to vote all shares of Company common stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth below and, in their discretion, upon all matters incident to the conduct of the Special Meeting and all matters presented at the Special Meeting but which were not known to the Company Board of Directors a reasonable time before the solicitation of this proxy:

/X/  Please mark your votes as in this example.

THE COMPANY BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. Approval and adoption of the Agreement and Plan of Merger dated as of July 8, 1999 pursuant to which the Company will become a wholly owned subsidiary of Abbott Laboratories.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)
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                          (CONTINUED FROM OTHER SIDE)

    This proxy, when properly executed, will be voted as directed or, if no contrary direction is indicated, will be voted as follows: For approval and adoption of the Agreement and Plan of Merger, and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                         Dated:
                                 ______________________________________________,
                                         1999

                                         _______________________________________
                                                        Signature

                                         _______________________________________
                                                Signature if held jointly

                                         Please sign, date and promptly return
                                         this proxy in the enclosed return
                                         envelope which is postage prepaid if
                                         mailed in the United States.

                                         NOTE: (This Proxy should be marked,
                                         signed by the stockholder(s) exactly as
                                         his or her name appears hereon, and
                                         returned promptly in the enclosed
                                         envelope. Persons signing in a
                                         fiduciary capacity should so indicate.
                                         If shares are held by joint tenants or
                                         as community property, both should
                                         sign.)